Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2010, as filed with the Securities and Exchange Commission (the “Report”) of Nuveen Diversified Commodity Fund (the “Fund”) and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Chief Administrative Officer of the manager of the Fund, hereby certifies, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated as of this 23rd day of March, 2011.

/s/ Gifford R. Zimmerman

Gifford R. Zimmerman

Chief Administrative Officer

(Principal Executive Officer)

Nuveen Commodities Asset Management, LLC, manager of the registrant

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.